UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Black Creek Diversified Property Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The material below represents the transcript of a recorded telephone message.

“Hi, this is Lainie Minnick.

As Chief Financial Officer of Black Creek Diversified Property Fund,  I’m making a final attempt at calling you about the very important Annual Meeting of Stockholders that has been adjourned to August 2, 2019.

By now you have most likely received a variety of emails or notices through the mail concerning this meeting. The reason for this is there is a key proposal that we need to hear from you on. Without your favorable vote on Proposal #3, the amendments to the charter cannot go forward.

You can vote right now by pressing 1 at any time to be connected with a proxy specialist.  If this message was recorded on your voice mail, please call 1-855-737-3182 to vote your shares.

Because your vote is very important, we need your participation regardless of the number of shares that you own.

Thank you for your time and most importantly, thank you for your vote.”